EXHIBIT 99.77Q1(e)(2)


                          AMENDED ADVISORY FEE SCHEDULE

The Advisory Fee Schedule in paragraph 4 of the Advisory Agreement is amended as follows:

                              ADVISORY FEE SCHEDULE

                                                                 MONTHLY
         FUND                                                    FEE RATE

ICON Asia-Pacific Region Fund                                  1/12 of 1.00%
ICON Consumer Discretionary Fund                               1/12 of 1.00%
ICON Core Equity Fund - Class I Shares                         1/12 of 0.75%
ICON Core Equity Fund - Class C Shares                         1/12 of 0.75%
ICON Core Equity Fund - Class Z Shares                         1/12 of 0.75%
ICON Energy Fund                                               1/12 of 1.00%
ICON Europe Fund                                               1/12 of 1.00%
ICON Financial Fund                                            1/12 of 1.00%
ICON Healthcare Fund                                           1/12 of 1.00%
ICON Industrials Fund                                          1/12 of 1.00%
ICON Information Technology Fund                               1/12 of 1.00%
ICON International Equity Fund - Class I Shares                1/12 of 1.00%
ICON International Equity Fund - Class C Shares                1/12 of 1.00%
ICON International Equity Fund - Class Z Shares                1/12 of 1.00%
ICON Leisure and Consumer Staples Fund                         1/12 of 1.00%
ICON Materials Fund                                            1/12 of 1.00%
ICON Short-Term Fixed Income Fund                              1/12 of 0.65%
ICON Telecommunication & Utilities Fund                        1/12 of 1.00%
ICON Western Hemisphere Fund                                   1/12 of 1.00%


/s/ Erik L. Jonson                   /s/ Andra C. Ozols
----------------------------         -----------------------------------
ICON Funds                           ICON Advisers, Inc.


Dated:  January 29, 2004